THOMPSON	ATLANTA CINCINNATI COLUMBUS NEW YORK
HINE	BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

January 30, 2009

Securities and Exchange Commission

Public Filing Desk

100 F. Street, N.E.

Washington, D.C. 20549

RE:

Rock Canyon Funds, File Nos. 811-21256 and 333-101319

Ladies and Gentlemen:

On behalf of Rock Canyon Funds, a registered investment company (the “Trust”), we hereby submit, via electronic filing, Post-Effective Amendment No. 6 to the Trust’s Registration Statement (the “Amendment”). The Amendment is filed pursuant to Rule 485(b) promulgated under the Securities Act of 1933 with respect to the Top Flight Fund (the “Fund”).  The main purpose of the filing is to incorporate current financial statements and provide other updating information for the Fund.  We believe that the Amendment does not contain any disclosure that would render it ineligible to become effective pursuant to Rule 485(b).

If you have any questions, please contact Donald S. Mendelsohn at (513) 352-6546.

Very truly yours,

s/Thompson Hine LLP

Thompson Hine LLP